UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)   July 27, 2005

BNCCORP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota	58501
(Address of principal executive offices)	(Zip Code)

(701) 250-3040

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 27, 2005, BNCCORP, Inc. (the "Company") issued a press release announcing its earnings for the second quarter ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2005, the board of directors of the Company ratified the appointment of Neil M. Brozen, age 51, as its Chief Financial Officer ("CFO"). Mr. Brozen, a Certified Public Accountant, had served as the Company's interim CFO since April 11, 2005, and has also served as Senior Vice President of BNC National Bank's Trust and Financial Services division since September 2003. Mr. Brozen began NMB Associates ("NMB"), a management consulting practice, in November, 1993. He operated NMB until January 2001 when he accepted the position of Senior Vice President with Media Technology Source, an audio-visual integrator. Mr. Brozen served in that position until June 2003, at which time he returned to NMB until August 2003.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Press release issued by BNCCORP, Inc., dated July 27, 2005.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President

Date:   July 28, 2005